Exhibit 99.1

CombiMatrix Promotes Karine Hovanes, Ph.D., to Vice President of Scientific Advancement and Laboratory Director, and Trilochan Sahoo, M.D., to Vice President of Clinical Affairs and Director of Cytogenetics

Assuming Responsibilities of R. Weslie Tyson, M.D., Chief Medical Officer, Who Will Retire on December 12, 2014

IRVINE, California, November 19, 2014 (GLOBE NEWSWIRE) — CombiMatrix Corporation (NASDAQ: CBMX), a molecular diagnostics company specializing in DNA-based testing services for pre- and postnatal developmental disorders, today announced the promotions of Karine Hovanes, Ph.D., to Vice President of Scientific Advancement and Laboratory Director and Trilochan Sahoo, M.D., to Vice President of Clinical Affairs and Director of Cytogenetics. The new medical leadership team will assume the responsibilities of R. Weslie Tyson, M.D., Chief Medical Officer of CombiMatrix, who will retire on December 12, 2014.

“On behalf of the CombiMatrix management team and board of directors, I would like to thank Dr. Tyson for his contributions to CombiMatrix and wish him the best in his retirement,” said Mark McDonough, President and Chief Executive Officer of CombiMatrix. “We have a deep and talented Medical team that has been developed under Dr. Tyson’s leadership. Drs. Hovanes and Sahoo have both demonstrated outstanding leadership and broad expertise during their tenures at CombiMatrix, and we feel strongly that the expansion of their responsibilities will support our high touch model as we continue to deliver diagnostic services at the highest level. CombiMatrix is focused on expanding our product portfolio, as we did yesterday with the launch of our PGS offering, while continuing our strong growth particularly in the prenatal testing space.”

Prior to joining CombiMatrix, Dr. Hovanes served as Assistant Director at the genetics department at US LABS and as Assistant Director at the molecular laboratory at Esoterix. She is a diplomat of the American Board of Medical Genetics as a Clinical Cytogeneticist and Clinical Molecular Geneticist. Dr. Hovanes received her B.S. degree in Genetics from the University of California, Davis, and her Ph.D. in Molecular Biology from the University of California, Irvine. She completed her clinical cytogenetics and clinical molecular genetics trainings at the Cedars-Sinai Medical Center and University of California Los Angeles Intercampus Medical Genetics Training Program.

In April of 2014, Dr. Sahoo joined CombiMatrix from Quest Diagnostics Nichols Institute, where he served as Senior Director, Clinical Cytogenetics. Prior to Quest, Dr. Sahoo was Laboratory Director for Signature Genomic Laboratories, an array-based comparative genomic hybridization diagnostic laboratory, and Assistant Director of the Kleberg Cytogenetics Laboratory, Medical Genetics Laboratories, at the Baylor College of Medicine. Dr. Sahoo received a Bachelor of Medicine, Bachelor of Surgery (MBBS) degree from S.C.B. Medical College at Utkal University in Cuttack, India. He received his Doctor of Medicine (M.D.) degree from Christian Medical College & Hospital in Vellore, India, and received his certification from the American Board of Genetics in Clinical Cytogenetics while at the Baylor College of Medicine. He completed a post-doctoral fellowship in the departments of Microbiology, Immunology and Genetics at Duke University Medical Center.

About CombiMatrix Corporation

CombiMatrix Corporation provides valuable molecular diagnostic solutions and comprehensive clinical support for the highest quality of care — specializing in miscarriage analysis, prenatal and pediatric healthcare. CombiMatrix offers comprehensive testing services for the detection of abnormalities of genes at the DNA level beyond what can be identified through traditional technologies. The Company performs genetic testing utilizing microarray, FISH, PCR and G-Band chromosome analyses. Additional information about CombiMatrix is available at www.combimatrix.com or by calling 1-800-710-0624.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  These statements are based upon our current expectations, speak only as of the date hereof and are subject to change.  All statements, other than statements of historical fact included in this press release, are forward-looking statements.  Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “goal,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” “objective,” similar expressions, and variations or negatives of these words.  These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.  The risks and uncertainties referred to above include, but are not limited to: our ability to successfully expand the base of our customers and strategic partners, add to the menu of our diagnostic tests in both of our primary markets, develop and introduce new tests and related reports, optimize the reimbursements received for our testing services, and increase operating margins by improving overall productivity and expanding sales volumes; our ability to successfully accelerate sales, allow access to samples earlier in the testing continuum, steadily increase the size of our customer rosters in both developmental medicine and oncology; our ability to attract and retain a qualified sales force; rapid technological change in our markets; changes in demand for our future products; legislative, regulatory and competitive developments; general economic conditions; and various other factors.  Further information on potential factors that could affect our financial results is included in our Annual Report on Form 10-K, Quarterly Reports of Form 10-Q, and in other filings with the Securities and Exchange Commission.  We undertake no obligation to revise or update publicly any forward-looking statements for any reason, except as required by law.

Company Contact:	Media Contact:
Mark McDonough	David Schull or Lena Evans
President & CEO, CombiMatrix Corporation	Russo Partners LLC
(949) 753-0624	(212) 845-4271
david.schull@russopartnersllc.com
Investor Contact:	lena.evans@russopartnersllc.com
mailto:Robert Flamm, Ph.D.
Russo Partners, LLC
(212) 845-4226
robert.flamm@russopartnersllc.com